Exhibit 10.1
AMENDMENT NO. 1 TO THE
SECURITIES PURCHASE AGREEMENT
     This Amendment No. 1 (this “Amendment”) to the Securities Purchase Agreement, by and between Oncothyreon Inc., a Delaware corporation (the “Company”), and _________ (“Investor”) is dated as of September 28, 2010 and amends the Securities Purchase Agreement dated as of September 23, 2010 (the “Purchase Agreement”) by and among the Company and the Purchasers (as defined in the Purchase Agreement). Investor is one of the Purchasers party to the Purchase Agreement. The Company and the Investor shall be referred to collectively herein as the “Parties.” All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Purchase Agreement.
RECITALS
          A. The Purchase Agreement contemplates that the Company will issue and sell to the Purchasers thereunder an aggregate of 4,242,870 Shares and Warrants to acquire up to that number of additional shares of Common Stock equal to seventy-five percent (75%) of the number of Shares purchased by each Purchaser (rounded down to the nearest whole share).
          B. Section 6.4 of the Purchase Agreement provides that any term thereof may be amended by a written instrument referencing the Purchase Agreement and signed by the Company and the Purchasers of at least two-thirds of the Shares purchased as of the Closing Date.
          C. The Company and the Investor desire to amend the Purchase Agreement as set forth herein.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:
AGREEMENT
     1.1 Amendment to Exercise Price. That all references to the exercise price of the Warrants set forth in the Purchase Agreement and the form of Warrant attached thereto as Exhibit A shall be deemed to be $4.24 per share.
     1.2 Company Representations. The Company hereby represents and warrants to the Investor that this amendment is required by The NASDAQ Stock Market LLC to comply with its listing standards and no Purchaser has or will receive any consideration in connection with the amendment of the Purchase Agreement.
     1.3 Condition to Effectiveness. The effectiveness of this Amendment shall be contingent on the execution by each Purchaser of an amendment to the Purchase Agreement that is substantially the same as this Amendment.
     1.4 Effect of Amendment. Except as set forth in this Amendment, the provisions of the Purchase Agreement shall remain unchanged and shall continue in full force and effect.
     1.5 Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

     1.6 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ONCOTHYREON INC.
By:
Name:
Title:

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NAME OF PURCHASER:

By:

Name:
Title:

Aggregate Purchase Price (Subscription Amount): $

Number of Shares to be Acquired:

Underlying Shares Subject to Warrant:

( % of the number of Shares to be acquired)

Address for Notice:

Telephone No.:

Facsimile No.:

E-mail Address:

Attention:

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.: